                                                                   Exhibit 10.32


                                      [-#-] CERTAIN CONFIDENTIAL INFORMATION
                                      CONTAINED IN THIS DOCUMENT, MARKED BY
                                      BRACKETS, HAS BEEN OMITTED AND FILED
                                      SEPARATELY WITH THE SECURITIES AND
                                      EXCHANGE COMMISSION PURSUANT TO RULE 24B-2
                                      OF THE SECURITIES EXCHANGE ACT OF 1934, AS
                                      AMENDED.

                            PATENT LICENSE AGREEMENT
                     BETWEEN THE UNIVERSITY OF TEXAS SYSTEM,
        THE UNIVERSITY OF NORTH TEXAS HEALTH SCIENCE CENTER AT FORT WORTH
                                       AND
                                  MYOGEN, INC.

      THIS AGREEMENT is made by and between the BOARD OF REGENTS (BOARD) OF THE UNIVERSITY OF TEXAS SYSTEM (SYSTEM), an agency of the State of Texas, whose address is 201 West Seventh Street, Austin, Texas 78701, THE UNIVERSITY OF NORTH TEXAS HEALTH SCIENCE CENTER AT FORT WORTH (UNTHSC), an agency of the State of Texas, whose address is 3500 Camp Bowie Boulevard, Fort Worth, Texas 76115 and MYOGEN, INC. (LICENSEE), a Delaware corporation having a principal place of business located at 7577 W. 103rd. Avenue, Suite 212, Westminster, CO 80021-5426.

                                    RECITALS

      A. BOARD and UNTHSC own certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER, hereto attached as Exhibit A, which were developed at The University of Texas Southwestern Medical Center at Dallas (UT SOUTHWESTERN), located at 5323 Harry Hines Boulevard, Dallas, Texas 75235, a component institution of SYSTEM and at UNTHSC at the address set forth above;

      B. BOARD and UNTHSC have entered into a JOINT OWNERSHIP AND LICENSING COOPERATION AGREEMENT effective October 7, 1998 which has been amended (FIRST AMENDMENT TO JOINT OWNERSHIP AND LICENSING COOPERATION AGREEMENT) January ___, 2000, a copy of which is attached hereto as Exhibit B;

      C. BOARD and UNTHSC desire to have the LICENSED SUBJECT MATTER developed and used on the terms and conditions provided for herein for the benefit of LICENSEE, the INVENTORS, BOARD, UT SOUTHWESTERN, UNTHSC and the public as outlined in the Intellectual Property Policy promulgated by the BOARD, and the Intellectual Property Policy promulgated by UNTHSC;

      D. LICENSEE wishes to obtain a license from BOARD and UNTHSC to practice LICENSED SUBJECT MATTER;

      E. This AGREEMENT between BOARD, UNTHSC and LICENSEE replaces in its entirety that certain PATENT LICENSE AGREEMENT BETWEEN UNIVERSITY OF TEXAS SYSTEM, THE UNIVERSITY OF NORTH TEXAS HEALTH SCIENCE CENTER AT FORT WORTH AND MANTEX BIOTECH INC. dated October 7,1998.

      NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

                                           [-#-]CONFIDENTIAL TREATMENT REQUESTED

                                I. EFFECTIVE DATE

           This AGREEMENT is effective Jan. 13, 2000 (EFFECTIVE DATE).

                                 II. DEFINITIONS

      As used in this AGREEMENT, the following terms shall have the meanings indicated:

      2.1 AFFILIATE means (i) any corporation or other entity owning directly, or indirectly controlling, at least 50% of the stock normally entitled to vote for election of directors of LICENSEE, (ii) any corporation owned or directly controlled by LICENSEE through ownership of at least 50% of the stock normally entitled to vote for election of directors, or any other entity actually controlled by LICENSEE, or (iii) any corporate or other entity under common control with LICENSEE; provided, however, that in the circumstance where the country of incorporation of such owned or controlled corporation requires the maximum ownership by a foreign entity be less than 50%, the percentage of ownership required to make such an entity an affiliate, will be equal to the maximum percentage of ownership permitted by such country.

      2.2 IDENTIFIED PRODUCT means any product, or derivative thereof, SOLD, used, manufactured or distributed by LICENSEE, which product or derivative is not covered by PATENT RIGHTS but either (a) elicits a positive response in technologies covered by PATENT RIGHTS, or (b) which product or derivative was identified, selected, or found to be useful, in whole or in part, through the use of one or more technologies (including, but not limited to assays, methods, and/or reagents) covered by PATENT RIGHTS. For greater certainty, the parties acknowledge and agree that IDENTIFIED PRODUCTS are not LICENSED PRODUCTS.

      2.3 INVENTORS (or singly INVENTOR) means Eric Olson, Ph.D., Professor, UT SOUTHWESTERN, Jeffery Molkentin, Ph.D., UT SOUTHWESTERN, and Stephen Grant, Ph.D., Assistant Professor, UNTHSC.

      2.4 LICENSED FIELD means (i) the discovery, development, manufacture, use, SALE, offer for SALE, and import of pharmaceutical, biologic, gene therapy and/or health care products for the treatment, prevention and/or diagnosis of cardiac hypertrophy and heart failure by inhibition of calcineurin activity and calmodulin-dependent protein activity, and NFAT activity; (ii) the development, manufacture and use of assays for the identification of pharmaceutical and/or biologic agents for the treatment, prevention, and/or diagnosis of cardiac hypertrophy and heart failure by inhibition of calcineurin activity and calmodulin-dependent protein activity, and NFAT activity; and (iii) the development, manufacture and use of assays useful in the diagnosis of, prognosis of, or determination of predisposition to, cardiac hypertrophy and heart failure by inhibition of calcineurin activity and calmodulin-dependent protein activity, and NFAT activity.

      2.5 LICENSED PRODUCT means any compound, assay, method, reagent, technology, or product comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.


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      2.6 LICENSED SUBJECT MATTER means inventions and discoveries claimed in
PATENT RIGHTS or covered by TECHNOLOGY RIGHTS within LICENSED FIELD.

      2.7 LICENSED TERRITORY means the world.

      2.8 NET SALES means the gross revenues received by LICENSEE, AFFILIATE, NON-SUBLICENSEE CORPORATE PARTNER, and/or any sublicense from the SALE of LICENSED PRODUCTS or IDENTIFIED PRODUCTS to end users, less the following items to the extent such items are incurred and included in the gross price charged:
(i) trade, cash and quantity discounts or rebates actually allowed and taken, and other adjustments granted on account of price adjustments, billing errors, rejected goods, damaged goods and recall returns; (ii) credits, rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, groups, organizations or institutions; (iii) tax or government charge, duty or tariff (including any tax such as a value added or similar tax or government charge, other than an income tax) levied on the sale, transportation or delivery of a LICENSED PRODUCT or IDENTIFIED PRODUCT; (iv) payments or rebates paid in connection with sales of LICENSED PRODUCTS or IDENTIFIED PRODUCTS, to any governmental or regulatory authority in respect of any state or federal Medicare, Medicaid or similar programs; (v) any charges allowed or prepaid for freight insurance or other transportation costs billed to the final customer; and (vi) write-offs for bad debt specifically on the SALE of LICENSED PRODUCTS or IDENTIFIED PRODUCTS. If LICENSEE SELLS a LICENSED PRODUCT or IDENTIFIED PRODUCT to one of its sublicensees as an end user (other than in connection with the conduct of clinical trials or other developmental activities for LICENSED PRODUCTS or IDENTIFIED PRODUCTS), such SALE shall be included within NET SALES.

      2.9 NON-SUBLICENSEE CORPORATE PARTNER means any third party with which LICENSEE has entered into an agreement either to determine the feasibility of developing and commercializing LICENSED PRODUCTS or IDENTIFIED PRODUCTS with such third party, or to develop and/or commercialize LICENSED PRODUCTS or IDENTIFIED PRODUCTS with such third party, and where such third party is not a sublicense under the terms of this agreement. A NON-SUBLICENSEE CORPORATE PARTNER shall not include any third party for which LICENSEE is performing assays or other screening services on a fee-for-service basis where such services are provided outside the context of a possible or existing collaborative relationship between LICENSEE and such third party to develop and commercialize LICENSED PRODUCTS or IDENTIFIED PRODUCTS.

      2.10 NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES means any and all revenues received by LICENSEE from a NON-SUBLICENSEE CORPORATE PARTNER in consideration for the licenses granted to LICENSEE hereunder; provided, however that NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES shall not include: (i) any sums received by LICENSEE from a NON-SUBLICENSEE CORPORATE PARTNER in consideration for the purchase of an equity interest in LICENSEE; (ii) any sums paid by a NON-SUBLICENSEE CORPORATE PARTNER to support research and development work performed by or for LICENSEE; (iii) any sums paid by a NON-SUBLICENSEE CORPORATE PARTNER in respect of the supply of LICENSED PRODUCT or IDENTIFIED PRODUCT by LICENSEE to a NON-SUBLICENSEE CORPORATE PARTNER; (iv) any sums paid by a NON-SUBLICENSEE CORPORATE

                                           [-#-]CONFIDENTIAL TREATMENT REQUESTED

PARTNER as a repayment for any loans, credit or credit line extended by LICENSEE to a NON-SUBLICENSEE CORPORATE PARTNER, or any sums paid by a NON-SUBLICENSEE CORPORATE PARTNER to LICENSEE in the form of a loan, as credit or pursuant to a credit line to LICENSEE; (v) royalties paid to LICENSEE by a NON-SUBLICENSEE CORPORATE PARTNER; and (vi) any sums paid by a NON-SUBLICENSEE CORPORATE PARTNER to LICENSEE in the form of a milestone payment during the development of LICENSED PRODUCTS.

      2.11 PATENT RIGHTS means any and all rights owned, held or otherwise controlled by BOARD and UNTHSC in information or discoveries covered by a VALID CLAIM as defined in Section 2.15 in patents and/or patent applications, whether domestic or foreign, and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon set forth in Exhibit A.

      2.12 SELL, SALE or SOLD means the transfer or disposition for value of a LICENSED PRODUCT or IDENTIFIED PRODUCT to a party other than LICENSEE or AFFILIATE.

      2.13 SUBLICENSE REVENUES means any and all revenues received by LICENSEE in consideration for the grant of a sublicense under the licenses granted to LICENSEE hereunder; provided, however that SUBLICENSE REVENUES shall not include; (i) any sums received by LICENSEE from sublicensee in consideration for the purchase of an equity interest in LICENSEE; (ii) any sums paid by a sublicensee to support research and development work performed by or for LICENSEE; (iii) any sums paid by a sublicensee in respect of the supply of LICENSED PRODUCT or IDENTIFIED PRODUCT by LICENSEE to a sublicensee; (iv) any sums paid by a sublicensee as a repayment for any loans, credit or credit line extended by LICENSEE to a sublicensee, or any sums paid by a sublicensee to LICENSEE in the form of a loan, as credit or pursuant to a credit line to LICENSEE; (v) royalties paid by a sublicensee; and (vi) any sums paid by a sublicensee to LICENSEE in the form of a milestone payment during the development LICENSED PRODUCTS.

      2.14 TECHNOLOGY RIGHTS means BOARDS and UNTHSC'S rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by INVENTORS relating to LICENSED SUBJECT MATTER which are not covered by PATENT RIGHTS but which are necessary or useful for practicing any invention covered by PATENT RIGHTS and are not obligated to any other third party.

      2.15 VALID CLAIM means a claim or claims of (i) an issued, unexpired patent, whether domestic or foreign, so long as any such claim shall not have been held invalid or unenforceable in an unappealed or an unappealable decision, in a court of competent jurisdiction, or (ii) a pending patent application, whether domestic or foreign, so long as any such claim shall not have been pending for more than 5 years.

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                         III. WARRANTY; SUPERIOR-RIGHTS

      3.1 Except for the rights, if any, of the Government of the United States, as set forth below, BOARD and UNTHSC represent and warrant to the best of their knowledge that it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, and that they have the sole right to grant licenses thereunder, and have not knowingly granted licenses thereunder to any other entity that would restrict rights granted to LICENSEE except as related to known rights owned by Tularik Corporation for NFAT-based technology, or as otherwise stated herein. BOARD and UNTHSC further represent and warrant that no claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding or investigation (collectively, LITIGATION) is pending or (with the exception of claims made by Children's Hospital Research Foundation in Cincinnati, Ohio) threatened against BOARD or UNTHSC affecting, involving or relating to the LICENSED SUBJECT MATTER.

      3.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any agreement and any applicable law or regulation. If there is a conflict between any agreement, applicable law or regulation and this AGREEMENT, the terms of the Government agreement, applicable law or regulation shall prevail.

      3.3 LICENSEE understands and acknowledges that BOARD and UNTHSC, by this AGREEMENT, makes no representation as to the operability or fitness for any use, safety, efficacy, ability to obtain regulatory approval, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD and UNTHSC, by this AGREEMENT, also makes no representation as to whether there are any patents now held, or which will be held, by others or by BOARD and UNTHSC in the LICENSED FIELD, nor does BOARD and UNTHSC make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD and UNTHSC.

      3.4 LICENSEE, by execution hereof, acknowledges, covenants and agrees that it has not been induced in any way by BOARD and UNTHSC, SYSTEM, UT SOUTHWESTERN or its employees to enter into this AGREEMENT, and further warrants and represents that (i) it has had sufficient opportunity to perform due diligence with respect to all items and issues pertaining to this Article III and all other matters pertaining to this AGREEMENT; and (ii) LICENSEE believes it has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence.

                                  IV. LICENSE

      4.1 BOARD and UNTHSC hereby grant to LICENSEE a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to discover, research, develop, make, have made, use, offer for SALE, SELL and import LICENSED PRODUCTS and IDENTIFIED PRODUCTS within LICENSED TERRITORY for use within LICENSED FIELD. This grant shall be subject to the payment by LICENSEE to BOARD and UNTHSC of all consideration as

                                           [-#-]CONFIDENTIAL TREATMENT REQUESTED
provided in this AGREEMENT, and shall be further subject to rights retained by BOARD and UNTHSC to:

            (a) Publish the general scientific findings from research related to LICENSED SUBJECT MATTER and LICENSED PRODUCTS subject to the confidentiality terms of Article XIV, and

            (b) Use LICENSED SUBJECT MATTER or IDENTIFIED PRODUCTS solely for research, teaching and other educationally-related, non-commercial purposes only. Any transfer of LICENSED SUBJECT MATTER pursuant to this
      Section 4.1(b) shall be governed by a material transfer agreement substantially in the form attached hereto as Exhibit C.

      4.2 LICENSEE cannot perform any assays using LICENSED SUBJECT MATTER for the development or identification of IDENTIFIED PRODUCTS in any way for the benefit of third parties other than sublicensees and NON-SUBLICENSEE CORPORATE PARTNERS. Additionally, LICENSEE can not transfer any information regarding the results of assays on compounds not owned by LICENSEE to third parties other than sublicensees or NON-SUBLICENSEE CORPORATE PARTNERS.

      4.3 LICENSEE may grant sublicenses consistent with this AGREEMENT to its AFFILIATES and to third parties if LICENSEE is responsible for the activities of its sublicensees relevant to LICENSED PRODUCTS or IDENTIFIED PRODUCTS as if the activities were carried out by LICENSEE, including the payment of royalties due to BOARD and UNTHSC hereunder whether or not such amounts are paid to LICENSEE by a sublicensee. LICENSEE must deliver to BOARD and UNTHSC a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within 30 days after execution, modification, or termination. When this AGREEMENT is terminated, all existing sublicenses granted by LICENSEE must either terminate or be assigned to BOARD and UNTHSC.

      4.4 LICENSEE may enter into written agreements with NON-SUBLICENSEE CORPORATE PARTNERS consistent with this AGREEMENT if LICENSEE is responsible for the activities of such NON-SUBLICENSEE CORPORATE PARTNERS relevant to LICENSED PRODUCTS or IDENTIFIED PRODUCTS as if the activities were carried out by LICENSEE, including the payment of milestone payments and royalties due to BOARD and UNTHSC hereunder whether or not such amounts are paid to LICENSEE. LICENSEE agrees to provide to such NON-SUBLICENSEE CORPORATE PARTNERS a copy of this AGREEMENT pursuant to a confidentiality agreement restricting use and disclosure of the terms hereof. Any agreements between LICENSEE and a NON-SUBLICENSEE CORPORATE PARTNER shall include (i) the acknowledgement by the NON-SUBLICENSEE CORPORATE PARTNER of the payment obligations to BOARD and UNTHSC as set forth in
Article V of this AGREEMENT, (ii) product definitions and payment obligations provided in this AGREEMENT to the extent appropriate in view of the context within which the LICENSED SUBJECT MATTER shall be used in connection with the development of products pursuant to such agreement with such NON-SUBLICENSEE CORPORATE PARTNER, and (iii) a representation by the NON-SUBLICENSEE CORPORATE PARTNER that it has received a copy of this

                                           [-#-]CONFIDENTIAL TREATMENT REQUESTED

AGREEMENT and understands that the payment obligations provided in Article V hereof apply to any LICENSED PRODUCTS and IDENTIFIED PRODUCTS that may be developed or commercialized pursuant to such agreement. LICENSEE must deliver to BOARD and UNTHSC a true and correct copy of each NON-SUBLICENSEE CORPORATE PARTNERSHIP agreement granted by LICENSEE, and any modification or termination thereof, within 30 days after execution, modification, or termination thereof (which copy may only be redacted to delete information not relevant to determining whether LICENSEE and/or a NON-SUBLICENSEE CORPORATE PARTNER have complied with their obligations to BOARD and UNTHSC hereunder). When this AGREEMENT is terminated, LICENSEE'S rights to practice the LICENSED SUBJECT MATTER in the context of a collaboration with a NON-SUBLICENSEE CORPORATE PARTNER shall terminate. In the event of any such termination of LICENSEE'S rights to practice the LICENSED SUBJECT MATTER, the payment obligations of this AGREEMENT with respect to any IDENTIFIED PRODUCTS that are sold by either LICENSEE or its NON-SUBLICENSEE CORPORATE PARTNER shall survive.

                            V. PAYMENTS AND REPORTS

      5.1 In consideration of rights granted by BOARD and UNTHSC to LICENSEE under this AGREEMENT, LICENSEE agrees to pay the following:

            (a) An annual license fee of [-#-] due and payable within 30 days of August 1, 2003 and on each anniversary of the EFFECTIVE DATE thereafter;

            (b) Milestone payments according to the schedule shown below are due within 30 days of the initiation of each milestone event in the development of any LICENSED PRODUCT or IDENTIFIED PRODUCT, [-#-] Once a milestone payment has been made for a particular milestone event shown below, no further payments shall be due upon any subsequent occurrence of such milestone event. The amounts of the milestone payments are as follows:

           Initiation of Phase One clinical trials         [-#-]
           Initiation of Phase Two clinical trials         [-#-]
           Initiation of Phase Three clinical trials       [-#-]
           Filing of an NDA for a LICENSED PRODUCT
           or IDENTIFIED PRODUCT                           [-#-]

      For the purpose of this Section 5.1(b), "Initiation" shall mean receipt by the first patient of the first dose of a LICENSED PRODUCT or IDENTIFIED PRODUCT.

            (c) A running earned royalty equal to [-#-] of NET SALES of any and all LICENSED PRODUCTS covered by PATENT RIGHTS, and/or IDENTIFIED PRODUCTS;

            (d) [-#-] of any and all revenues from either SUBLICENSE REVENUES or NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES, whichever applies;

                                           [-#-]CONFIDENTIAL TREATMENT REQUESTED

            (e) [-#-]

      5.2 Commencing upon the first to occur of (a) LICENSEE'S receipt of SUBLICENSE REVENUES, (b) LICENSEE'S receipt of NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES, or (c) first SALE of a LICENSED PRODUCT or IDENTIFIED PRODUCT and continuing for the remainder of the term of this AGREEMENT and for 1 year thereafter, LICENSEE shall keep complete and accurate records of its NON-SUBLICENSEE CORPORATE PARTNERS', and its sublicensees' SALES and NET SALES of LICENSED PRODUCTS and IDENTIFIED PRODUCTS under the license hereunder and of SUBLICENSE REVENUES and NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES in sufficient detail to enable the royalties payable hereunder to be determined. LICENSEE shall permit an independent certified public accountant selected by BOARD and UNTHSC and reasonably acceptable to LICENSEE, to examine such records solely for the purpose of and solely to the extent necessary to verify any report required under this AGREEMENT, provided that no more than one examination may be conducted during any calendar year, any such examination may occur only during LICENSEE'S regular business hours, and any such examination will occur only after at least 10 business days prior written notice. [-#-]

      5.3 Within 30 days after March 31, June 30, September 30, and December 31 of each year, following the first to occur of (a) LICENSEE'S receipt of SUBLICENSE REVENUES, (b) LICENSEE'S receipt of NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES, or (c) first SALE of a LICENSED PRODUCT or IDENTIFIED PRODUCT, LICENSEE shall deliver to BOARD and UNTHSC a true and accurate report of SUBLICENSE REVENUES and NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES received and of the NET SALES of LICENSED PRODUCTS or IDENTIFIED PRODUCTS, (if any) during the preceding 3 calendar months under this AGREEMENT. Such report will include at least (i) the quantities of LICENSED PRODUCTS, and IDENTIFIED PRODUCTS that it, its NON-SUBLICENSEE CORPORATE SPONSORS, and its sublicenses have produced; (ii) the total of all SALES of LICENSED PRODUCTS or IDENTIFIED PRODUCTS; (iii) the calculation of royalties thereon; (iv) the total royalties so computed and due BOARD and UNTHSC, and (v) the amount of SUBLICENSE REVENUES and NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES received and the amounts of such revenues due BOARD and UNTHSC. Simultaneously with the delivery of each such report, LICENSEE shall pay to BOARD and UNTHSC the amount, if any, due for the period covered by such report. If no payments are due, it shall be so reported.

      5.4 Once per calendar year on the anniversary of the EFFECTIVE DATE of this AGREEMENT, LICENSEE shall deliver to BOARD and UNTHSC a written report as to LICENSEE'S efforts and accomplishments during the preceding year in commercializing LICENSED SUBJECT MATTER and/or IDENTIFIED PRODUCTS in various parts of the LICENSED TERRITORY and its commercialization plans for the upcoming year.

      5.5 [-#-] Checks shall be made payable to UT SOUTHWESTERN and delivered via prepaid, first class, certified mail to:

                  The University of Texas Southwestern Medical Center at Dallas Office for Technology Development

                                           [-#-]CONFIDENTIAL TREATMENT REQUESTED

                  5323 Harry Hines Boulevard
                  Dallas, Texas 75235-9094
                  Attention:  Director for Technology Development

      5.6 Each party shall designate a contact person who shall endeavor to keep his or her counterpart contact person fully informed of all information of interest to the other or necessary to the other to carry out the obligations of this AGREEMENT. It is the intent of the parties that the contact persons keep in close communication to facilitate performance of this AGREEMENT.

            (a) The contact persons shall utilize whatever forms of communication are most appropriate and convenient, including without limitation, telephone, facsimile, regular mail and overnight courier.

            (b) The obligations of the contact persons hereunder are in addition to, and not in lieu of, the requirements otherwise set forth herein for notice, and shall not substitute for such notice.

            (c) The initial contact person for LICENSEE shall be J. William Freytag, CEO and President, Myogen Inc., 7577 W. 103rd. Avenue, Suite 212, Westminster, CO 80021-5426, (303) 410-6666. The contact person for BOARD shall be Ray Wheatley, Director, Office for Technology Development, 5323 Harry Hines Boulevard, Dallas, Texas 75235-9094, (214) 648-1888. The initial contact person for UNTHSC will be Benjamin Cohen, Vice President for Health Affairs & Executive Dean, 3000 Camp Bowie Boulevard, Fort Worth, Texas 76107.

      5.7 LICENSEE shall be responsible for payment of all patent expenses incurred for PATENT RIGHTS exclusively licensed hereunder in accordance with the guidelines of Article XV.

                          VI. STOCK; EQUITY OWNERSHIP

      In consideration of the rights granted to LICENSEE by BOARD in this AGREEMENT, LICENSEE agrees to issue to Mantex Biotech, Inc. a total of 200,901 fully paid, non-assessable shares of its Series B preferred stock as set forth in the Stock Purchase Agreement attached hereto as Exhibit D (the "Stock Purchase Agreement"), to be distributed by LICENSEE directly as follows: BOARD 28,929 shares; UNTHSC 19,287 shares, and ManTex Biotech 152,685 shares. BOARD, UT SOUTHWESTERN, and UNTHSC will notify LICENSEE within 30 days after receipt of BOARD'S and UNTHSC'S approval of this AGREEMENT and will issue written instructions to LICENSEE detailing the procedure and guidelines for distributing stock to BOARD and INVENTORS, as set forth in the Board of Regent's Rules and Regulations regarding intellectual property and the intellectual property policy of UNTHSC. These shares of preferred stock will be distributed by LICENSEE within 30 days after receiving such instructions.

                            VII. SPONSORED RESEARCH


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
      A sponsored research agreement is not included in this agreement. LICENSEE may choose to establish separate independent sponsored research agreements with any or all of the INVENTORS.

                           VIII. TERM AND TERMINATION

      8.1 This AGREEMENT shall commence upon the EFFECTIVE DATE and continue in effect, on a country by country and product by product basis for:

            (a) LICENSED PRODUCTS until the later of (i) the expiration of the last to expire of the PATENT RIGHTS covering such product in such country, or (ii) 15 years from the date of the first commercial SALE of such LICENSED PRODUCT in such country, and for

            (b) IDENTIFIED PRODUCTS until 15 years from the date of the first commercial SALE of such IDENTIFIED PRODUCT in such country. The parties expressly agree that the term of payment for LICENSED PRODUCTS or IDENTIFIED PRODUCTS is not an extension of PATENT RIGHTS beyond their term, but rather the parties' desire to compensate BOARD and UNTHSC from revenues LICENSEE may have in the future derived indirectly from PATENT RIGHTS licensed hereunder and for convenience of accounting.

      8.2 This AGREEMENT will earlier terminate:

            (a) automatically if any payment or report obligation of LICENSEE under Article V of this AGREEMENT is received by UT SOUTHWESTERN more than 60 days after LICENSEE receives written notice that such payment(s) are in arrears, unless, before the end of the 60 day period, LICENSEE has cured the breach or default and so notifies BOARD and UNTHSC, stating the manner of the cure; or

            (b) under the provisions of sections 8.3 and 8.4, if invoked by written notice specifically to stipulated PATENT RIGHTS and/or TECHNOLOGY RIGHTS; or

            (c) automatically if LICENSEE becomes bankrupt or insolvent and/or if the business of LICENSEE is placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise; or

            (d) upon 90 days written notice if LICENSEE materially breaches or defaults on any other obligation under this AGREEMENT, unless, before the end of the 90 day period, LICENSEE has cured the breach or default and so notifies BOARD and UNTHSC, stating the manner of the cure; or

            (e) at any time upon the mutual written agreement of LICENSEE, UT SOUTHWESTERN, BOARD and UNTHSC, and subject to any terms herein which survive termination.

      8.3 Any time after the later of either 4 years from the EFFECTIVE DATE, BOARD, UT SOUTHWESTERN, and UNTHSC have the right to terminate the exclusivity of this license


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in the LICENSED TERRITORY if LICENSEE, within 60 days after receiving written notice from UT SOUTHWESTERN or UNTHSC of intended termination of exclusivity, fails to provide written evidence that LICENSEE, or at least one of its AFFILIATES, NON-SUBLICENSEE CORPORATE PARTNERS, or sublicensees has commercialized or is actively attempting to commercialize a LICENSED PRODUCT or IDENTIFIED PRODUCT.

      8.4 Any time after the later of either 5 years from the EFFECTIVE DATE, BOARD, UT SOUTHWESTERN, and UNTHSC have the right to terminate this license in the LICENSED TERRITORY if LICENSEE, within 60 days after receiving written notice from UT SOUTHWESTERN or UNTHSC of intended termination, fails to provide written evidence that LICENSEE or at least one of its AFFILIATES, NON-SUBLICENSEE CORPORATE PARTNERS, or sublicensees has commercialized or is actively attempting to commercialize a LICENSED PRODUCT or IDENTIFIED PRODUCT.

      8.5 Written evidence provided by LICENSEE that [-#-] shall be deemed satisfactory evidence for purposes of this Article VIII.

      8.6 If this AGREEMENT is terminated for any cause:

            (a) nothing herein will be construed to release either party of any obligation matured prior to the effective date of the termination; and

            (b) after the effective date of the termination, LICENSEE, its AFFILIATES, NON-SUBLICENSEE CORPORATE PARTNERS, and/or any sublicensee may SELL all LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS on hand at the date of termination, [-#-] and

            (c) LICENSEE will be bound by the provisions of Articles XII, XIII, and XIV of this AGREEMENT.

                       IX. INFRINGEMENT BY THIRD PARTIES

      9.1 LICENSEE, BOARD and UNTHSC shall each provide the others prompt written notification of alleged infringement by any third party of the PATENT RIGHTS.

      9.2 LICENSEE, [-#-] must enforce any patent exclusively licensed hereunder against infringement by third parties and it is entitled to retain recovery from such enforcement. [-#-] If LICENSEE does not file suit against a substantial infringer of a patent within [-#-] of written notice thereof, then BOARD and UNTHSC may enforce any patent licensed hereunder on behalf of itself and LICENSEE, [-#-]

      9.3 In any infringement suit or dispute, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

                                 X. ASSIGNMENT


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      Except in connection with the sale of substantially all of LICENSEE'S assets to a third party as it relates to this AGREEMENT, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of BOARD and UNTHSC, which will not be unreasonably withheld. A written decision regarding LICENSEE'S request for BOARD'S and UNTHSC'S consent to such assignment will be provided to LICENSEE within 5 days of receipt by BOARD and UNTHSC of written notice from LICENSEE of the proposed assignment.

                               XI. PATENT MARKING

      LICENSEE agrees to mark permanently and legibly all products and documentation manufactured or sold by it under this AGREEMENT with such patent notice as may be permitted or required under Title 35, United States Code.

                              XII. INDEMNIFICATION

      LICENSEE agrees to hold harmless and indemnify BOARD, INVENTOR, SYSTEM, UT SOUTHWESTERN, and UNTHSC, their Regents, officers, employees and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE, its AFFILIATES or their officers, employees, agents or representatives.

                               XIII. USE OF NAME

      LICENSEE shall not use the name of UT SOUTHWESTERN, SYSTEM, BOARD, UNTHSC or their Regents, employees or agents without express prior written consent except as required by governmental law, rule or regulation.

                         XIV. CONFIDENTIAL INFORMATION

      14.1 BOARD, UNTHSC and LICENSEE each agree, for the term of this AGREEMENT and 3 years thereafter, that the terms and conditions contained in this AGREEMENT and all other information contained in documents marked "confidential" and forwarded to one by the other (i) are to be received in strict confidence,
(ii) are to be used only for the purposes of this AGREEMENT, and (iii) are not to be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information ("Confidential Information"):

            (a) was in the public domain at the time of disclosure;

            (b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns;

            (c) was lawfully disclosed to the recipient party by a third party having the right to disclose it;

            (d) was already known by the recipient party at the time of disclosure;


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            (e) was independently developed by the recipient; or

            (f) is required by law or regulation to be disclosed.

      14.2 Each party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that if a party is required by law or regulation to make any such disclosure of the other party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance written notice to the other party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use reasonably diligent efforts to secure confidential treatment of such Confidential Information required to be disclosed. Additionally, LICENSEE may disclose the terms and conditions of this AGREEMENT to its potential or current investors or NON-SUBLICENSEE CORPORATE PARTNERS, or to any other entity that may potentially acquire rights or licenses from LICENSEE provided such party agrees to the confidentiality provisions in this
Article XIV.

      14.3 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this AGREEMENT is in force and for a period of 3 years thereafter.

                           XV. PATENTS AND INVENTIONS

      15.1 BOARD and UNTHSC retain the right to select the patent attorney, patent agent and/or law firm responsible for the filing, prosecution and maintenance of any patents related to this AGREEMENT invented whole or in part by INVENTORS at UT SOUTHWESTERN or UNTHSC, such attorney and/or law firm to be reasonably acceptable to LICENSEE.

      15.2 [-#-]

      15.3 After the EFFECTIVE DATE, LICENSEE shall bear all costs for patenting expenses as follows:

            (a) LICENSEE will [-#-] performing the services of filing, prosecuting, enforcing and maintaining PATENT RIGHTS licensed exclusively hereunder in the United States or any foreign countries. UT SOUTHWESTERN will be provided with copies of all patent-related communications, including, but not limited to, office actions, responses, and invoices, [-#-]; or

            (b) Upon LICENSEE'S written request, UT SOUTHWESTERN will prepare and file foreign and domestic patent applications covering LICENSED SUBJECT MATTER in the United States and foreign countries, and LICENSEE shall bear the actual cost incurred in connection with searching, preparing, filing, prosecuting and maintaining same. When patenting expenses are incurred in this manner LICENSEE shall reimburse UT SOUTHWESTERN for all reasonable out-of-pocket expenses for


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      filing, prosecuting, enforcing and maintaining PATENT RIGHTS licensed exclusively under this AGREEMENT, payment to be made within 30 days after receipt of written notice from UT SOUTHWESTERN. UT SOUTHWESTERN shall provide LICENSEE and UNTHSC with a copy of any and all patent applications pertaining to LICENSED SUBJECT MATTER filed for which LICENSEE is bearing the actual cost of filing, as well as, copies of any documents received or filed during prosecution thereof.

      15.4 LICENSEE must notify UT SOUTHWESTERN and UNTHSC of LICENSEE'S decision to file foreign patent applications at least 45 days prior to the foreign patent filing deadline. The notice concerning foreign filing shall be in writing and must identify the countries where patent applications are to be filed. If LICENSEE notifies UT SOUTHWESTERN and UNTHSC that it does not intend to pay costs associated with any patent application in the United States or any foreign country which UT SOUTHWESTERN and UNTHSC believe should be prepared and filed, then UT SOUTHWESTERN and UNTHSC may file such application at their own expense and LICENSEE shall have no rights under this AGREEMENT to said patent application or any patent which may issue therefrom.

      15.5 In order to obtain the most complete coverage possible for LICENSEE'S activities under this AGREEMENT, the parties each shall have the right to review and comment upon the wording of the specifications, claims and responses to Office Actions prior to their submission to the U.S. Patent and Trademark Office for any and all patent applications [-#-]

                                  XVI. GENERAL

      16.1 This AGREEMENT constitutes the entire and only agreement between the parties with regard to LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

      16.2 Any notice required by this AGREEMENT shall be given by facsimile transmission confirmed by personal delivery (including delivery by reputable messenger services such as Federal Express) or by prepaid, first class, certified mail, return receipt requested, addressed in the case of BOARD to:

                  BOARD OF REGENTS
                  The University of Texas System
                  201 West Seventh Street
                  Austin, Texas 78701
                  ATTENTION:  Office of General Counsel
                  Phone:  (512) 499-4462
                  Fax:  (512 ) 499-4523

with copies to:   UT SOUTHWESTERN
                  Peter H. Fitzgerald, Ph.D.
                  Executive Vice President for Business Affairs
                  5323 Harry Hines Boulevard


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                  Dallas, Texas 75235-9013
                  Phone:  (214) 648-3572
                  Fax:  (214) 648-3944

and               UT SOUTH WESTERN
                  Ray Wheatley
                  Director for Office of Technology Development
                  5323 Harry Hines Boulevard
                  Dallas, Texas 75235-9094
                  Phone:  (214) 648-1888
                  Fax:  (214) 648-1889

or in the case of UNTHSC to:

                  UNTHSC
                  Benjamin Cohen, D.O.
                  Vice President for Health Affairs & Executive Dean 3000 Camp Bowie Boulevard
                  Fort Worth, Texas 76107
                  Phone:  (817) 735-2506
                  Fax:  (817 )735-2486

with a copy to:

                  UNTHSC
                  Michelle Allen
                  Associate General Counsel
                  Office of Legal Affairs
                  3000 Camp Bowie Boulevard
                  Fort Worth, Texas 76107
                  Phone:  (817) 735-2527
                  Fax:  (817) 735-5050

or in the case of LICENSEE to:

                  J. William Freytag
                  Myogen, Inc.
                  7577 W. 103d Avenue
                  Suite 212
                  Westminster, CO 80021-5426
                  Phone:  (303) 410-6666
                  Fax:  (303) 410-6667

or such other address as may be given from time to time under the terms of this notice provision.

      16.3 Each party shall comply with all applicable federal, state and local laws, regulations, and ordinances in connection with its activities pursuant to this AGREEMENT.


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      16.4 This AGREEMENT shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

      16.5 Failure of either party to enforce a right under this AGREEMENT shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

      16.6 Headings included herein are for convenience only and shall not be used to construe this AGREEMENT.

      16.7 If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless remain enforceable.

      16.8 This AGREEMENT may be executed in counterparts, including by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.)


                                 Page 16 of 19

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IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

UNIVERSITY OF TEXAS SYSTEM               MYOGEN, INC.

By: /s/ Peter H. Fitzgerald              By: /s/ J. William Freytag
    ----------------------------             --------------------------
Peter H. Fitzgerald, Ph.D.               J. William Freytag
Executive Vice President for             CEO and President
Business Affairs
Date: 3-13-00                            Date: 1-15-00
      --------------------------               ------------------------

APPROVED AS TO FORM:                     MANTEX BIOTECH, INC.
UT SYSTEM

By: /s/ Georgia Harper                   By: /s/ Albert Friesen
    ----------------------------             --------------------------
Georgia Harper                           Albert D. Friesen
Office General Counsel                   President
Date: 3-3-00                             Date: 1-13-00
      --------------------------               ------------------------

                                         THE UNIVERSITY OF NORTH TEXAS
APPROVED AS TO CONTENT:                  HEALTH SCIENCE CENTER AT FORT
UT SOUTHWESTERN                          WORTH


By: /s/ Dennis Stone                     By: /s/ Benjamin L. Cohen
    ----------------------------             --------------------------
Dennis K. Stone, M.D.                    Benjamin Cohen, D.O.
Vice President for                       Vice President for Health Affairs
Technology Development                      & Executive Dean
Date: 3-13-00                            Date: 2-21-00
      --------------------------               ------------------------

                                         By: /s/ Steve R. Russell
                                             --------------------------
                                         Steve R. Russell
                                         Vice President for Fiscal Affairs
                                         Date: 2-22-00
                                               ------------------------

                                         APPROVED AS TO FORM:
                                         UNTHSC


                                         By: /s/ S. Michelle Allen
                                             --------------------------
                                         Michelle Allen
                                         Associate General Counsel
                                         Date: 2-25-00
                                               ------------------------


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--------------------------------------------------------------------------------
                                    (TAB 5.)
--------------------------------------------------------------------------------

                            ATTACHMENT A, EXHIBIT A.


                         PATENT AND PATENT APPLICATIONS


                                SIGNATURES: None


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                                    EXHIBIT A

                         PATENTS AND PATENT APPLICATIONS

[-#-]


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